UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 6-K
REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER
THE SECURITIES EXCHANGE ACT OF 1934

For the month of August, 2010

GENTERRA CAPITAL INC.
(Registrant's name)

106 Avenue Road,
Toronto, Ont.
Canada M5R 2H3
(416) 920-0500
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F __X___       Form 40-F _____

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes _____   No __X___

If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):  82-__________.

EXPLANATORY NOTE

     On August 20, 2009, Consolidated Mercantile Incorporated, a company organized under the laws of the Province of Ontario, Canada (“CMI” or the “Predecessor Registrant”), in conjunction with Genterra Inc., a company organized under the laws of the Province of Ontario, Canada (“Genterra”), filed with the Securities and Exchange Commission (the “Commission”) a preliminary Registration Statement on Form F-4 (Registration No. 333-161460), relating to (a) common shares, (b) Class A convertible shares and (c) Class B convertible shares, to be issued by Genterra Capital Inc. (“GCI” or the “Registrant”), a company to be formed under the laws of the Province of Ontario, Canada pursuant to the amalgamation of CMI and Genterra (the “Amalgamation”).

Genterra and CMI  each called extraordinary shareholders meetings for the purpose of allowing their respective shareholders to determine whether to approve the amalgamation. The special resolution authorizing the amalgamation was adopted at meetings of the shareholders of both companies on February 25, 2010 and the amalgamation to form a new company under the name of Genterra Capital Inc. was successfully completed on May 10, 2010. Pursuant to the amalgamation, GCI issued:

•  1 GCI common share for every  3.6 Genterra common shares issued and outstanding on the Effective Date;
•  1 GCI Class A Convertible share for every 1 Genterra Class A Convertible share issued and outstanding on the Effective Date ;
•  1 GCI Class B Non-convertible share for every one 1 Genterra Class B Non-convertible share issued and outstanding on the Effective Date;
•  1 GCI common share for every 1 CMI share issued and outstanding on the Effective Date.

Any fractional interests resulting from the foregoing transactions were rounded up or down to the nearest whole GCI security.

     This Report on Form 6-K) is being filed by the Registrant pursuant to Rule 12g-3(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the successor issuer to CMI following the Reorganization. The Registrant's Common Shares, Class A Preference Shares and Class B Preference Shares are deemed registered under Section 12(b) of the Exchange Act by operation of Rule 12g-3(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                        GENTERRA CAPITAL INC.

Date: August 25, 2010                                                                                                                  By: /s/ FRED A. LITWIN
                                                                                                                                                         Name: Fred A. Litwin
                                                                                         Title: Chief Executive Officer